UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2010

(Exact name of registrant as specified in charter)

Delaware	0-8092	94-1620407
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

468 N. Camden Dr., 2nd Floor, Beverly Hills, CA 90210
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 860-5184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES.

Effective February 10, 2010, Oxis International, Inc. (the “Company”) issued 25,000 shares of its new Series H Convertible Preferred Stock (the “Series H Preferred”) to Theorem Group, LLC, a California limited liability company (the “Stockholder”), in exchange for the 25,000 shares of Series G Convertible Preferred Stock, par value $.001 per share ("Series G Preferred"), then owned by the Stockholder.  The foregoing exchange was effected pursuant to that certain Exchange Agreement, dated February 10, 2010, between the Company and the Stockholder (the “Exchange Agreement”).

As previously disclosed, on December 4, 2008, the Company entered into and closed an Agreement with Bristol Investment Fund, Ltd. (“Bristol”) pursuant to which Bristol agreed to cancel certain debt payable by the Company to Bristol in consideration of the Company issuing to Bristol 25,000 shares of Series G Preferred.  On October 13, 2009 the Company was informed by the Stockholder that the Stockholder had purchased all of the outstanding shares of Series G Preferred from Bristol.

The Company has previously disclosed that it intends to file an amendment to the Certificate of Designation of the Series G Preferred to correct the voting rights granted to the holder of the Series G Preferred.  The amendment to the Series G Preferred has not yet been filed.  Since the foregoing disclosure, the Company and the Stockholder have discovered certain other inaccuracies in the terms of the Series G Preferred and inconsistencies with the disclosures made by the Company regarding such terms.  Accordingly, rather than amending the Certificate of Designation of the Series G Preferred to correct the voting rights provisions and to otherwise confirm the rights of the Series G Preferred, the Company on February 5, 2010 filed a Certificate of Designations with the Secretary of State of the State of Delaware to authorize and create a new series of preferred stock designated as “Series H Convertible Preferred Stock” (the “Series H Preferred”).  The Company and the Stockholder thereafter entered into the Exchange Agreement pursuant to which the Stockholder exchanged all its shares of Series G Preferred for an equal number of Series H Preferred.  In the Exchange Agreement, the Stockholder also released the Company from any liabilities related to the incorrect terms of the Series G Preferred.

The Certificate of Designation of the Series H Preferred is based on, and substantially similar to the form and substance of the Certificate of Designation of the Series G Preferred.  Some of the corrections, changes and differences between the Certificate of Designation of the Series G Preferred and the Certificate of Designation of the Series H Preferred include the following:

•
As previously disclosed, the holder of the Series H Preferred is entitled to vote with the common stock, and is entitled to a number of votes equal to (i) the number of shares of common stock it can convert into (without any restrictions or limitations on such conversion), (ii) multiplied by 100.

•
The holder of the Series H Preferred cannot convert such preferred stock into shares of common stock if the holder and its affiliates after such conversion would own more than  9.9% of the Company’s then issued and outstanding shares of common stock.

•
The Series G Preferred contained a limitation that the holder of the Series G Preferred could not convert such preferred shares into more than 19.999% of the issued and outstanding shares of common stock without the approval of the stockholders if the rules of the principal market on which the common stock is traded would prohibit such a conversion.  Since the rules of the Company’s principal market did not require such a limitation, that provision has been deleted.

ITEM 9.01.FINANCIAL STATEMENTS AND EXHIBITS

3.1	Certificate of Designations of Series H Convertible Preferred Stock
10.1	Exchange Agreement, dated February 10, 2010, between Oxis International, Inc. and Theorem Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                  OXIS INTERNATIONAL, INC.

                                                                                  By:    /s/ Anthony Cataldo
                                                                     -----------------------------------------
                                                                                  Name:  Anthony Cataldo
                                                                                  Title:   Chairman and CEO

Date:              February 10, 2010